UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2010

PACIFIC BLUE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-1145876	20-8766002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

42016 North Anthem Heights Drive Anthem, AZ 85086
(Address of principal executive offices)
(623) 221-5546
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:

Wade D. Huettel, Esq.

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PACIFIC BLUE ENERGY CORP.

From 8-K

Current Report

Item 1.01  Entry into a Material Definitive Agreement.

On January 27, 2010, Pacific Blue Energy Corp., a Nevada corporation, (the “Registrant”) accepted $25,000 from Christopher S. Bright in exchange for 125,000 shares of the Registrant’s common stock, par value $0.001, per the terms of the Subscription Agreement attached hereto as Exhibit 10.1.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 8.01  Other Events

Effective November 6, 2009, the Registrant implemented a 4-for-1 forward split of its issued and outstanding shares of common stock, whereby every share of common stock held was exchanged for 4 shares of common stock. As a result, the issued and outstanding shares of common stock was increased from 9,250,000 prior to the forward split to 37,000,000 immediately following the forward split.

Since November 6, 2009, the Company has issued 475,000 restricted shares of its common stock, including the 125,000 shares referenced in this Report.

The Registrant currently has 37,475,000 shares issued and outstanding, of which 15,475,000 shares are restricted (the "Restricted Shares") and 22,000,000 shares which were previously registered and are, therefore, freely tradable (the "Registered Shares").

The Registered Shares were registered with the Securities & Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, (the "Act") by virtue of a registration statement filed on Form SB-2 ("Registration Statement") with the SEC on September 5, 2007, which was declared effective by the SEC on September 17, 2007.  Prior to the aforementioned forward split, the Registered Shares represented 5,500,000 shares of the Registrant's common stock, which became 22,000,000 shares on November 6, 2009, the date on which the forward split was made effective.

As of January 27, 2010, the Registered Shares remain non-legended by virtue of the Registration Statement under the Act as there has not been any event which would require that a restrictive legend be placed on such shares.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC BLUE ENERGY CORP.

Dated: January 27, 2010	By:	/s/ Joel Franklin
Joel Franklin
Chief Executive Officer